Exhibit 24.1

POWER OF ATTORNEY

FOR FORM S-8

Each of the undersigned directors and officers of Danaher Corporation, a Delaware corporation, hereby constitutes and designates each of Jonathan P. Graham and James F. O’Reilly, with the power of substitution, the true and lawful attorney-in-fact of the undersigned to sign for him or her in his or her name, place and stead, in any and all capacities, any registration statement on Form S-8 of Danaher Corporation relating to Danaher’s 2007 Stock Incentive Plan, as amended, and/or amendments (including post-effective amendments) and/or supplements to such Form S-8 and generally to take all actions in his or her name and behalf in his capacity as a director or officer, as applicable, to enable Danaher Corporation to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission with respect to such filings, hereby ratifying and confirming his or her signature as it may be signed by said attorneys-in-fact to such Form S-8 and any and all amendments (including post-effective amendments) and/or supplements thereto.

Dated this 10th day of May 2011.

/s/ H. Lawrence Culp, Jr.
H. Lawrence Culp, Jr.

/s/ Mortimer M. Caplin
Mortimer M. Caplin

/s/ Donald J. Ehrlich
Donald J. Ehrlich

/s/ Mitchell P. Rales
Mitchell P. Rales

/s/ Steven M. Rales
Steven M. Rales

Linda P. Hefner

/s/ Walter G. Lohr, Jr.
Walter G. Lohr, Jr.

/s/ Alan G. Spoon
Alan G. Spoon

/s/ John T. Schwieters
John T. Schwieters

Elias A. Zerhouni